UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2010

PATRIOT GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-32919	86-0947048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D
Las Vegas, Nevada, USA
(Address of Principal Executive Offices)

89103
(Zip Code)

(702) 456-9565
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Election of Directors

On October 18, 2010 Mr. Herb Duerr resigned as Chief Executive Officer, President, Treasurer, Secretary and a director of Patriot Gold Corp. (the “Company”).  The Company is not aware of any disagreements between Mr. Duerr and any other officer or director of the Company.

We are providing Mr. Duerr with a copy of this current report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between Mr. Duerr and the Company, the Board or any executive officer of the Company regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

On October 18, 2010, Mr. Robert Coale, a current member of the Board of Directors since June 2003, and also a past president of the Company, was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of the Company.   Set forth below is a brief description of the background and business experience of Mr. Robert Coale over the past ten years.

From 1999 until 2003, Mr. Coale was a senior project manager for A. E. Schmidt acting as design and construction coordinator for various waste-to-energy and alternative fueling projects.  In this role he was responsible for the technical design, permitting, and construction oversight for numerous projects.  During this time he was also a metallurgical technical advisor to Andean American Corporation.

Since 2004, Mr. Coale has been a consulting engineer continuing to work in the natural gas fueling area, as a consultant to various mining and mineral projects, and as a consultant for evaluating means and methods of silt removal from hydroelectric reservoirs.  During this time, his primary client has been Gladstein, Neandross & Associates (GNA), a Santa Monica, California based environmental consulting firm specializing in alternative fuels.  He has been responsible for all technical aspects in the design, equipment specification, scheduling, estimating, and construction oversight for more than 30 compressed natural gas (CNG) and liquefied natural gas (LNG) projects as well as the production of LNG from landfill gas and waste treatment plants

Additionally during this time, Mr. Coale has provided technical oversight to Patriot Gold Corporation during the exploration and evaluation of properties in Arizona and Nevada.  He was responsible for the development of metallurgical studies and reports on various gold properties.  From October 2005 to September 2008 Mr. Coale was the President of Patriot Gold.  More recently he has served on the Board of Directors of Patriot Gold.

Also, with ICF Corporation, a leader in large economic and environmental studies Mr. Coale was responsible for evaluating various means and methods of silt removal from hydroelectric dams in Malawi.

A. E. Schmidt, GNA, and ICF are neither parents nor subsidiaries of the registrant.  Work conducted for Patriot Gold Corporation, the registrant, was performed under contract with that organization.

Previously, for the past 40 years, Mr. Coale, a graduate of the Colorado School of Mines (Met.E.), the University of the Witwatersrand (MSc.), and the University of Minnesota (MBA), has been directly employed in the mining industry in a variety of technical and management roles.  These include project metallurgist for Bougainville Copper and AMAX Mining, chief metallurgist for Getty Minerals, technical director for Mine Reclamation Corporation, and president of Yuma Copper Corporation.

Currently Mr. Coale is a director for Rush Metals Corp. and Giant Oil & Gas Inc.; he is also technical advisor to Premium Exploration, Inc.  Previously, Mr. Coale has been a director of American Goldfields Inc. and Francisco Gold Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT GOLD CORP.

Dated:	October 28, 2010	By:	/s/ Robert Coale
Name:			Robert Coale

Title:			President